UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009 (December 11, 2009)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-153356 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

2.01.  Completion of Acquisition or Disposition of Assets.

On December 11, 2009, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), completed the following property acquisition:

Property Name	Date of Acquisition	Aggregate Square Feet	Approximate Purchase Price	Cap Rate (1)	% Economic Occupancy at Date of Acquisition	% Physical Occupancy at Date of Acquisition
Merrimack Village Center	12/11/2009	82,292	$9,760,000	9.5%	96.8%	89.1%

(1) Capitalization rate, or “cap rate,” is determined by dividing the property’s projected annual net operating income, as determined during the due diligence process, by the purchase price of the property.  Net operating income includes, for these purposes, base rental income and expense reimbursements from in-place leases, net of operating expenses, and including replacement reserves and vacancy loss provisions.  A discussion of the assumptions and facts considered during the due diligence process is described below.

We, through Inland Diversified Merrimack Village, L.L.C., a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in an 82,292 square foot grocery-anchored retail center known as Merrimack Village Center, located in Merrimack, New Hampshire.  We purchased the property from an affiliate of Regency Centers, L.P., an unaffiliated third party, for approximately $9.8 million in cash, plus closing costs which we do not believe will exceed $65,000.  We funded this purchase with proceeds from our offering.  We anticipate borrowing approximately $5.4 million, secured by the property, following closing.

The underwritten cap rate for Merrimack Village Center is approximately 9.5%, and is a reflection of assumptions and facts applied in the property due diligence process.  Among the items we considered were the following:

•

The property is anchored by a necessity-based tenant, Shaw’s Grocery Store (54,000 square feet).  We believe that grocery-anchored centers will have a greater ability to withstand the negative impact of the current economic slowdown than other property types.  Further, Shaw’s is a wholly owned subsidiary of SUPERVALU, INC. (NYSE: SVU), which, according to its public filings, is one of the largest food wholesalers in the U.S.

•

The Shaw’s lease does not expire until February 2027.

•

Credit tenants, which are those tenants that we believe have significant financial resources, comprise 77% of the gross leasable area of the property as of November 25, 2009.

•

The retail center has no direct competition within a three mile radius.

•

The property, which was built from 2005 to 2007, was inspected by an independent third party, and was determined to be in good condition.

•

We believe that the Town of Merrimack has strong income and growth demographics:

o

Merrimack is home to many leading manufactory high technology firms that produce a wide range of commercial and industrial products;

o

according to an independent appraisal, within a five-mile radius of the property, the 2009 estimated average household income is approximately $100,000; and

o

according to data from the State of New Hampshire Department of Employment and Training, as of September 2009, Merrimack’s unemployment rate is below the U.S. average.

•

The purchase price of the property was underwritten assuming that existing vacancies totaling 2,600 square feet of gross leaseable area at closing do not become revenue-producing at any time.

As of November 25, 2009, Merrimack Village Center was 96.8% leased to eleven tenants, although the actual physical occupancy was 89.1%.  The difference is due to the fact that one of the tenants, which has signed a lease and is paying rent, will not take occupancy until January 2010.  The weighted-average remaining lease term for the tenants occupying the property as of November 25, 2009 is approximately 15 years.  In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance, or “CAM,” costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.  For the year ended December 31, 2008, approximately $350,000 out of a total of approximately $480,000 in real estate taxes, insurance and CAM expenses were reimbursed.

As of November 25, 2009, Shaw’s Grocery Store leased 54,000 square feet, or 65.6% of the total gross leasable area of this property, paying an annual base rent of approximately $534,600 under a lease that expires in February 2027.  Under the terms of the lease, Shaw’s has one ten-year option and five five-year options to renew through 2062.  Under the current lease, the rent increases from $9.90 per square foot in 2009 to $10.65 per square foot in 2012, $11.40 per square foot in 2017 and $12.15 per square foot in 2022.

Approximately 2,600 square feet, or 3.16% of gross leasable area, is vacant and unfinished.  At closing we received a credit against the purchase price equal to $52,000, which we expect to use to fund the improvement costs for this space.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2009 through 2018 at Merrimack Village Center.  The table shows the approximate rentable square feet represented by the applicable lease expirations.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2009	–	–	–	–
2010	–	–	–	–

2011	2	2,400	56,400	6%
2012	–	–	–	–
2013	3	4,000	84,260	8%
2014	4	12,692	230,206	22%
2015	–	–	–	–
2016	–	–	–	–
2017	–	–	–	–
2018	–	–	–	–

The table below sets forth certain historical information with respect to the occupancy rate at Merrimack Village Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2008	87%	$13.03
2007	83%	$12.70
2006	76%	$12.10

We believe that Merrimack Village Center is suitable for its intended purpose and adequately covered by insurance. Except as otherwise disclosed herein, we do not intend to make significant renovations or improvements to Merrimack Village Center. There are four competitive shopping centers located within the Town of Merrimack and twelve competitive grocery anchored shopping centers located within ten miles of Merrimack Village Center.

Real estate taxes paid for the fiscal year ending March 31, 2010 (the most recent tax year for which information is generally available) were approximately $222,355.  The amount of real estate taxes paid was calculated by multiplying Merrimack Village Center’s assessed value by a tax rate of 19.17%.  For federal income tax purposes, the depreciable basis in this property will be approximately $6.8 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we will depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Item

8.01

Other Events.

On December 9, 2009, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on January 1, 2010 through the close of business on January 31, 2010.  Distributions will be equal to a daily amount equal to $0.00164384 which if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share.  Distributions declared during the month of January 2010 will be paid on February 1, 2010.

We will not use any of the net proceeds from the offering to fund these distributions.

We intend to continue paying distributions for future periods in the amounts and at times as determined by our board.  The monies needed to pay the October and November distributions were funded from capital contributions from our sponsor, Inland Real Estate Investment Corporation, or “IREIC.”  We anticipate that the some or all of the monies paid as distributions in December and January will be funded from capital contributions that IREIC has advised us that it intends to fund if needed.  IREIC has not received, and will not receive, any additional shares of our common stock for making any of these contributions.  IREIC previously invested $200,000 at the time of our formation; we will not use any of this initial $200,000 contribution to fund distributions.  There is no assurance that IREIC will continue to contribute monies to fund future distributions.

Item

9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The required financial statements for Merrimack Village Center will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(b)

Pro forma financial information.

The required pro forma financial information for Merrimack Village Center will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d)

Exhibits.

Exhibit No.	Description
10.1

Real Estate Sale Agreement (re: Merrimack Village Center), by and between Inland Real Estate Acquisitions, Inc. and Merrimack Shopping Center, LLC, dated October 22, 2009, as amended by the Amendment To Real Estate Sale Agreement (re: Merrimack Village Center), by and between Inland Real Estate Acquisitions, Inc. and Merrimack Shopping Center, LLC, dated November 30, 2009

10.2	Assignment of Contract, dated December 10, 2009, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Merrimack Village, L.L.C.

10.3	Assignment and Assumption of Leases, dated December 11, 2009, by and between Merrimack Shopping Center, LLC and Inland Diversified Merrimack Village, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	December 17, 2009	By:	/s/ Barry L. Lazarus
		Name:	Barry L. Lazarus
		Title	President

EXHIBIT INDEX

Exhibit No.	Description
10.1

Real Estate Sale Agreement (re: Merrimack Village Center), by and between Inland Real Estate Acquisitions, Inc. and Merrimack Shopping Center, LLC, dated October 22, 2009, as amended by the Amendment To Real Estate Sale Agreement (re: Merrimack Village Center), by and between Inland Real Estate Acquisitions, Inc. and Merrimack Shopping Center, LLC, dated November 30, 2009

10.2	Assignment of Contract, dated December 10, 2009, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Merrimack Village, L.L.C.

10.3	Assignment and Assumption of Leases, dated December 11, 2009, by and between Merrimack Shopping Center, LLC and Inland Diversified Merrimack Village, L.L.C.